EXHIBIT 23.2



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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated November 14, 2000, except for notes 1 and 2(a) which are as of May 14, 2001 on the consolidated financial statements of MarketU Inc., which report appears in the July 31, 2000 annual report of MarketU Inc. on Form 10-KSB/A, and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated November 14, 2000, except for notes 1 and 2(a) which are as of May, 14 2001, contains an explanatory paragraph that states that the consolidated financial statements have been restated from those previously presented.


KPMG, LLP
Chartered Accountants

Abbotsford, British Columbia
September 12, 2001

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated November 14, 2000, except for notes 1 and 2(a) which are as of May 14, 2001 on the consolidated financial statements of MarketU Inc., which report appears in the July 31, 2000 annual report of MarketU Inc. on Form 10-KSB/A, and to the reference to our firm under the heading "Experts" in the plan prospectus. Our report dated November 14, 2000, except for notes 1 and 2(a) which are as of May, 14 2001, contains an explanatory paragraph that states that the consolidated financial statements have been restated from those previously presented.


KPMG, LLP
Chartered Accountants

Abbotsford, British Columbia
September 12, 2001